SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 25, 2008

Date of Report
(Date of Earliest Event Reported)

Nilam Resources Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-135980	98-0487414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Du Parc Des Erables, Laprairie, Quebec, Canada J5R 5J2
(Address of principal executive offices) (Zip Code)

1-514-449-5914
(Registrant's telephone number, including area code)

(Former name and former address, if changed since last report)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act  (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.02 Termination of a Material Definitive Agreement

On June 5, 2008, the Company entered into a Letter of Intent with Caribbean Copper (Belize) Limited, to purchase 100% of the shares of its wholly owned subsidiary, Cobre y Oro de Columbia S.A. (“Cobre).  The terms of the Letter of Intent proposed that purchase price for Cobre was to be $3,000,000 in cash paid by June 24, 2008.  The Company was unable to secure the financing necessary to complete the acquisition and Letter of Intent to purchase Cobre has now expired.

Additionally, the Company had previously announced that it had received an equity financing commitment from an institutional investor to complete the acquisition of the Pativilca project in Peru.  The Company has been unsuccessful in closing that transaction and has abandoned negotiations with that investor.  The Company is exploring additional funding options.   Further, due to the Company’s inability to obtain the funding, the seller, MRC1Explorations S.A. of Peru, has revoked their intent to sell the Pativilca property and has declared the Letter of Intent null and void.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

            (a) Financial Statements of Business Acquired.

            Not Applicable

            (b) Pro Forma Financial Information

            Not Applicable

            (c) Shell Company Transactions.

            Not Applicable

            (d) Exhibits.

None

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2008	Nilam Resources Inc.

/s/ Len DeMelt
Len DeMelt,
Director